Exhibit 10.2

JANUX THERAPEUTICS, INC.

2017 EQUITY INCENTIVE PLAN

Approved by the Board of Directors: August 14, 2017

Approved by the Stockholders: August 14, 2017

Amended by the Board of Directors: March 1, 2021

Approved by the Stockholders: March 1, 2021

Amended by the Board of Directors: April 15, 2021

Approved by the Stockholders: April 15, 2021

1. DEFINED TERMS. Capitalized terms in this Janux Therapeutics, Inc. 2017 Equity Incentive Plan (the “Plan”) shall have the meanings set forth in Appendix A attached hereto, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

2. PURPOSES. The primary purpose of the Plan is to provide a means by which the Company can retain and maximize the services of its current Employees, Directors and Consultants, and secure, retain and maximize the services of new Employees, Directors and Consultants, by providing Stock Awards, including Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards and stock bonuses, to such persons on the terms and conditions set forth in the Plan. In addition, the Plan is intended to generate proceeds from the sale of Common Stock pursuant to Stock Awards that shall be used as general funds of the Company.

3. ADMINISTRATION.

3.1 Authority of Board. Unless and until the Board decides to delegate administration of the Plan to a Committee as set forth in Section 3.2 below, the Board shall have full authority to administer the Plan, subject only to the express provisions and limitations set forth in the Plan and any applicable laws. Without limiting the generality of the foregoing, the Board shall be fully empowered to: (i) determine, from time to time, the recipients of Stock Awards and the terms upon which Stock Awards shall be granted to such recipients; (ii) construe and interpret, and correct any defects, omissions or inconsistencies in, the Plan and any Stock Awards; (iii) terminate, suspend or amend the Plan or any Stock Award as provided in Section 11; and (iv) exercise such powers and perform such acts consistent with the provisions of the Plan as the Board deems necessary or expedient to promote the best interests of the Company and its stockholders. The determinations of the Board with respect to the Plan shall not be subject to review by any Person and shall be final, binding and conclusive on the Company and all other Persons.

3.2 Delegation to Committee. In accordance with the Board’s authority under the relevant provisions of the Delaware General Corporation Law and the Company’s bylaws, the Board may delegate administration of the Plan to a Committee, which shall, upon such delegation, be empowered to exercise the full authority of the Board with respect to the Plan.

4. COMMON STOCK SUBJECT TO THE PLAN.

4.1 Reserve Pool. Subject to the provisions of Section 10 relating to Capitalization Adjustments, an aggregate of 5,691,711 shares of Common Stock (the “Reserve Pool”) may be issued pursuant to Stock Awards. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall automatically revert to the Reserve Pool and again become available for issuance under the Plan. During the term of the Plan, the Company shall keep available in the Reserve Pool at all times a number of shares of Common Stock sufficient to satisfy all outstanding Stock Awards.

4.2 Limitation on Number of Shares. To the extent required by Section 260.140.45 of CCR Title 10, the total number of shares of Common Stock issuable upon exercise of all outstanding Stock Awards, together with the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company, shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of CCR Title 10, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

5. ELIGIBILITY.

5.1 Employees. Employees shall be eligible to receive each of the types of Stock Awards provided for in the Plan.

5.2 Directors. Directors shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan.

5.3 Consultants. Consultants shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan; provided, however, that a Consultant shall not be eligible for the grant of a Stock Award if, at the time of the proposed grant, either the offer or the sale of the Company’s securities to such Consultant would not be exempt under Rule 701 of the Securities Act or the securities laws of any other relevant jurisdiction, unless the Company determines that the grant will otherwise comply with, or be exempt from, the Securities Act and the securities laws of all other relevant jurisdictions.

5.4 Ten Percent Stockholders. In addition to any other applicable restrictions set forth in this Section 5, a Ten Percent Stockholder shall not be granted: (i) an Incentive Stock Option unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and such Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant; (ii) a Nonstatutory Stock Option unless the exercise price of such Nonstatutory Stock Option is at least (a) one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant or (b) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.41 of CCR Title 10 at the time of the grant of the Nonstatutory Stock Option; (iii) a Restricted Stock Award unless the purchase price of the Common Stock issuable upon exercise of such Restricted Stock Award is at least (a) one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant or (b) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.42 of CCR Title 10 at the time of the grant of the Restricted Stock Award.

6. PROVISIONS APPLICABLE TO ALL STOCK AWARDS.

6.1 No Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to any Stock Award held by such Participant unless and until such Participant has satisfied all requirements for the exercise of the Stock Award pursuant to its terms.

6.2 No Employment or Other Service Rights. Nothing in the Plan or any Stock Award Agreement shall confer upon any Participant any right to continue to serve the Company or an Affiliate in any capacity, or modify any agreement governing the employment of any Participant. Likewise, nothing in the Plan or any Stock Award shall affect the right of the Company or any applicable Affiliate to terminate: (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the bylaws of the Company or any applicable Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

6.3 Investment Assurances. At any time that the issuance of the shares of Common Stock issuable upon the exercise of a Stock Award has not been registered under an effective registration statement under the Securities Act, the Company may: (i) require a Participant, as a condition of acquiring Common Stock under such Stock Award, to give written assurances satisfactory to the Company (a) as to the Participant’s knowledge and experience in financial and business matters and capability to evaluate the merits and risks of acquiring such Common Stock under such Stock Award and (b) stating that the Participant is acquiring such Common Stock under the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing such Common Stock; and (ii) place legends, including, without limitation, legends restricting the transfer of such Common Stock, on any and all stock certificates representing such Common Stock in order to comply with applicable securities laws.

6.4 Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

6.5 Vesting. The Board or Committee may provide that the total number of shares of Common Stock subject to a Stock Award shall vest in installments over any given period of time. Criteria for determining the vesting of shares of Common Stock subject to a Stock Award may be based solely on the passage of time or on any other criteria, including, without limitation, the performance of the Participant, deemed appropriate by the Board or Committee.

6.6 Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

6.7 Terms of Repurchase Options. The terms of any repurchase option in favor of the Company with respect to shares of Common Stock issuable pursuant to a Stock Award shall be specified in the applicable Stock Award Agreement. The price per share of Common Stock at which such repurchase option may be exercised may be either: (i) the Fair Market Value of the shares of Common Stock on the date of the termination of the applicable Participant’s Continuous Service; or (ii) the lower of (a) the Fair Market Value of the shares of Common Stock on the date of repurchase and (b) the original purchase price per share of Common Stock paid by the applicable Participant; provided, however, that terms of any repurchase option shall comply at all times with the provisions of Sections 260.140.41 and 260.140.42 of CCR Title 10 relating to “presumptively reasonable” repurchase prices.

6.8 Information Obligation. To the extent required by Section 260.140.46 of CCR Title 10, the Company shall deliver financial statements to Participants at least annually; provided, however, that the obligation to deliver financial statements shall not apply to Employees whose duties with the Company assure them access to equivalent information.

7. OPTIONS.

7.1 Stock Award Agreements for Options. Each Stock Award Agreement for an Option shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Options need not be identical; provided, however, that each Stock Award Agreement for an Option shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 7.

7.2 Designation. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option.

7.3 Term. Subject to the provisions of Section 5.4 above, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

7.4 Minimum Vesting. Notwithstanding Section 6.5 above, to the extent required by Section 260.140.41(f) of CCR Title 10: (i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as Continuous Service; and (ii) Options granted to Officers, Directors or Consultants may be made fully exercisable at any time or during any period established by the Board or Committee, subject to reasonable conditions such as Continuous Service.

7.5 Consideration.

(a) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option), (a) by delivery to the Company of other Common Stock at the time the Option is exercised, (b) according to a deferred payment or other similar arrangement with the Participant or (c) in any other form of legal consideration that may be acceptable to the Board.

(b) Notwithstanding Section 7.5(a) above: (i) unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes); and (ii) in the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (a) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (b) the treatment of the Option as a variable award for financial accounting purposes.

7.6 Early Exercise. An Option may include a provision whereby the Participant may elect at any time before the Participant’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of such shares of Common Stock. Subject to Section 6.7 above, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.7 Termination of Continuous Service.

(a) Termination Other Than for Cause or As a Result of Death or Disability. In the event that a Participant’s Continuous Service terminates other than for Cause or as a result of the Participant’s Disability or death, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) at any time within the period (the “Post-Termination Exercise Period”) ending on the earlier of: (i) the expiration of the term of the Option as set forth in the applicable Stock Award Agreement; or (ii) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, which period shall not be less than thirty (30) days). If, after the termination of such Participant’s Continuous Service, such Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

(b) Termination for Cause. In the event a Participant’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Option as of the time of such termination.

(c) Termination As a Result of Disability. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months). If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

(d) Termination As a Result of Death. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s death or a Participant dies within any applicable Post-Termination Exercise Period, then such Participant’s Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a Person who acquired the right to exercise the Option by bequest or inheritance or by a Person designated to exercise the option upon the Participant’s death pursuant to Section 7.8(b) or 7.9(b) below, at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date eighteen (18) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months). If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

7.8 Special Provisions for Incentive Stock Options.

(a) Exercise Price. Subject to the provisions of Section 5.4 above, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant’s Incentive Stock Option.

(c) $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Incentive Stock Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Stock Award Agreement(s).

7.9 Special Provisions for Nonstatutory Stock Options.

(a) Exercise Price. Subject to the provisions of Section 5.4 above, the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Nonstatutory Stock Option on the date the Nonstatutory Stock Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Nonstatutory Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b) Transferability. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Stock Award Agreement and as permitted by Section 260.140.41(d) of CCR Title 10 at the time of the grant of the Nonstatutory Stock Option, and shall be exercisable during the lifetime of the Participant only by the Participant. If a Nonstatutory Stock Option does not provide for transferability, then such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant’s Nonstatutory Stock Option.

8. STOCK BONUSES.

8.1 Stock Award Agreements for Stock Bonuses. Each Stock Award Agreement for a stock bonus shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate stock bonuses need not be identical; provided, however, that each Stock Award Agreement for a stock bonus shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 8.

8.2 Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

8.3 Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may reacquire, for no consideration, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for the stock bonus.

8.4 Transferability. Rights to acquire shares of Common Stock under the Stock Award Agreement for a stock bonus shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

9. RESTRICTED STOCK AWARDS.

9.1 Stock Award Agreements for Restricted Stock Awards. Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Restricted Stock Awards need not be identical; provided, however, that each Stock Award Agreement for a Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 9.

9.2 Purchase Price. At the time of grant of a Restricted Stock Award, the Board or Committee will determine the price to be paid by the Participant for each share of Common Stock subject to such Restricted Stock Award. Subject to the provisions of Section 5.4 above, the purchase price of Restricted Stock Awards shall not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date such Restricted Stock Award is made or at the time the purchase is consummated. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

9.3 Consideration. At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Stock Award Agreement for the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

9.4 Termination of Participant’s Continuous Service. Subject to Section 6.7, in the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for such Participant’s Restricted Stock Award.

9.5 Transferability. Rights to acquire shares of Common Stock under the Stock Award Agreement for a Restricted Stock Award shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

10.1 Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock of the Company without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction (each a “Capitalization Adjustment”)), the Plan will be appropriately adjusted in the class and maximum number of securities subject to the Plan pursuant to Section 4.1, and the outstanding Stock Awards will be appropriately adjusted in the class and number of securities and price per share of Common Stock subject to such outstanding Stock Awards; provided, however, that the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company and shall not give rise to a Capitalization

Adjustment pursuant to this Section 10.1. The Board or Committee shall make such adjustments, which shall be final, binding and conclusive.

10.2 Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to any repurchase option in favor of the Company may be repurchased by the Company, notwithstanding the fact whether or not the applicable Participant’s Continuous Service has terminated.

10.3 Corporate Transaction.

(a) In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may (but need not) assume or continue any or all Stock Awards outstanding under the Plan or may (but need not) substitute similar stock awards for Stock Awards outstanding under the Plan (including an award to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company or to the acquiring corporation (or such successor’s or acquiring corporation’s parent company), if any, in connection with such Corporate Transaction. In the event any surviving corporation or acquiring corporation elects to assume or continue any or all Stock Awards outstanding under the Plan, such Stock Awards shall remain in effect in accordance with the terms of this Plan and the applicable Stock Award Agreements, but shall thereafter represent the right to receive (upon exercise thereof in accordance with the terms of such Stock Awards, if applicable) for each share of Common Stock underlying each such Stock Award such cash, securities or other property that would have been received by the applicable Participant had such Participant exercised such Stock Award immediately prior to the effective time of the Corporate Transaction.

(b) In the event that, in connection with a Corporate Transaction, any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted, such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of such Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse.

10.4 Change in Control. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such Change in Control as may be provided in the Stock Award Agreement for such Stock Award; provided, however, that in the absence of any such provision in the Stock Award Agreement for such Stock Award, no such acceleration shall occur.

11. TERMINATION, SUSPENSION AND AMENDMENT.

11.1 Termination or Suspension of the Plan. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.2 Amendment of the Plan and Stock Awards. Subject to Section 11.3 below, the Board may, from time to time, amend the Plan or any Stock Award in any manner it deems appropriate or necessary. Notwithstanding the foregoing, except as expressly provided elsewhere in the Plan, no amendment to the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

11.3 No Impairment. No termination or suspension of the Plan or amendment of the Plan or any Stock Award shall impair rights of a Participant with respect to any outstanding Stock Award unless the Company receives the written consent of such Participant.

12. MISCELLANEOUS.

12.1 Compliance with Laws.

(a) This Plan and the obligations of the Company with respect to any Stock Awards granted hereunder shall be subject to all applicable federal and state securities laws. If, after reasonable efforts, the Company is unable to obtain from any applicable regulatory commission or agency the authority that legal counsel for the Company deems necessary for the lawful issuance and sale of Common Stock pursuant to such Stock Awards, then the Company shall be relieved from any liability for failure to issue and sell Common Stock in connection with such Stock Awards unless and until such authority is obtained.

(b) To facilitate the grant of any Stock Award, the Committee may impose special terms for Stock Awards granted to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States as the Board or Committee may consider necessary or appropriate to accommodate differences in local laws, tax policies or customs.

12.2 Severability. If one or more provisions of this Plan are held to be unenforceable under applicable law, such provision shall be excluded from this Plan and the balance of the Plan shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.3 Governing Law. The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

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APPENDIX A

DEFINITIONS

“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a particular Participant (unless otherwise provided in any employment agreement between the Company and such Participant), the occurrence of any of the following: (i) such Participant’s conviction of any felony or any crime involving fraud; (ii) such Participant’s participation (whether by affirmative act or omission) in a fraud or felonious act against the Company and/or its Affiliates; (iii) such Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or its Affiliates and which has a material adverse effect on the Company and/or its Affiliates; (iv) such Participant’s violation of state or federal law in connection with such Participant’s performance of such Participant’s job; (v) breach of any material term of any contract between such Participant and the Company and/or its Affiliates; and (vi) such Participant’s violation of any material Company policy; provided, however, that the final determination that a termination is for Cause shall be made by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion.

“CCR Title 10” means Title 10 of the California Code of Regulations, as amended from time to time.

“Change in Control” means any Corporate Transaction or the occurrence, in any single transaction or in any series of related transactions not approved by the Board, of any Person becoming the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding securities; provided, however, that notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of two (2) or more members of the Board appointed by the Board in accordance with Section 3.2 of the Plan.

“Common Stock” means the Company’s common stock.

“Company” means Janux Therapeutics, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate, or to a Director shall not constitute an interruption of Continuous Service. The Board, Committee or any authorized Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either: (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction; or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(b) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

(c) there is consummated a sale of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale of all or substantially all of the consolidated assets of the Company and its subsidiaries to an Entity more than fifty percent (50%) of the combined voting power of the voting securities of which Entity is Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale.

The term “Corporate Transaction” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company or the issuance of securities for capital-raising purposes in connection with any bona fide financing activities of the Company.

“Director” means a member of the Board.

“Disability” means the inability of a person (unless otherwise provided in any employment agreement between the Company and such person), in the opinion of a qualified physician acceptable to the Company, to perform the duties of that person’s position with the Company or an Affiliate because of the sickness or injury of the person.

“Employee” means any person employed by the Company or an Affiliate; provided, however, that service as a Director, or payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director or as a member of the Board of Directors of an Affiliate, shall not be sufficient to constitute “employment” by the Company or such Affiliate.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in good faith and in a manner consistent with Section 260.140.50 of CCR Title 10.

“Incentive Stock Option” means an option to purchase shares of Common Stock that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock that is not intended to qualify as an Incentive Stock Option.

“Officer” means any person designated by the Company as an officer.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

A Person shall be deemed to “Own”, to have “Owned”, to be the “Owner” of, or to have acquired “Ownership” of securities if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

“Person” means any natural person or Entity.

“Plan” means this 2017 Equity Incentive Plan.

“Restricted Stock Award” means an award of shares of Common Stock, which is granted pursuant to the terms and conditions of Section 9 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award or a stock bonus.

“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

JANUX THERAPEUTICS, INC.

STOCK OPTION AGREEMENT

(2017 EQUITY INCENTIVE PLAN)

Pursuant to its 2017 Equity Incentive Plan (the “Plan”), JANUX THERAPEUTICS, INC. (the “Company”), hereby grants to you (the “Participant”) an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Plan, a copy of which is attached hereto as Attachment 1.

1. GOVERNING PLAN DOCUMENT. Your Option is subject to all of the provisions of the Plan, which provisions are hereby made a part of this Stock Option Agreement. In the event of any conflict between the provisions of this Stock Option Agreement and the provisions of the Plan, the provisions of the Plan shall control in all respects.

2. DETAILS OF OPTION. The details of your Option are as follows:

Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Aggregate Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option*

☐ Nonstatutory Stock Option

Exercise Schedule:	☐ Same as Vesting Schedule ☐ Early Exercise Permitted

Vesting Schedule:	[One-fourth (1/4th) of the shares vest one year after the Vesting Commencement Date; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date, subject to Optionholder’s Continuous Service as of each such date.]

3. EXERCISE. You may exercise your Option only for whole shares of Common Stock. In order to exercise your Option, you must submit to the Company: (i) a completed and executed notice of exercise in the form attached hereto as Attachment 2; and (ii) payment by cash or check for the aggregate exercise price for that number of shares of Common Stock you are electing to purchase pursuant to your Option. In the event that your Option is an Incentive Stock Option, by exercising your Option you expressly agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two (2) years after the date of your Option grant or within one (1) year after such shares of Common Stock are transferred

*

If this is an Incentive Stock Option, it (plus any other outstanding Incentive Stock Options held by the Participant) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 shall be deemed a Nonstatutory Stock Option. Please refer to the Plan for additional details.

upon exercise of your Option. Notwithstanding the foregoing, you expressly acknowledge and agree that you may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, but without limiting the generality of the foregoing, you and the Company expressly acknowledge and agree that, as a condition to the exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of your Option, the lapse of any substantial risk of forfeiture to which the shares of Common Stock underlying your Option are subject at the time of exercise, or the disposition of shares of Common Stock acquired upon the exercise of your Option.

4. “EARLY EXERCISE”. If it is indicated in Section 1 that “early exercise” of your Option is permitted, then you may elect at any time that is both during the period of your Continuous Service and during the term of your Option to exercise all or part of your Option, including the nonvested portion of your Option; provided, however, that: (i) a partial exercise of your Option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock; (ii) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the repurchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement, a copy of which will be provided to you at the time you elect to “early exercise” your Option; and (iii) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

5. TERM. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant indicated in Section 2 and expires upon the earlier of: (i) the Expiration Date set forth in Section 2; or (ii) in the event of the termination of your Continuous Service to the Company, the date provided by the Plan.

6. RESTRICTIONS ON STOCK. You acknowledge and agree that it is a condition to your receipt of your Option that you execute an Instrument of Accession to that certain Stockholders’ Agreement by and among the Company and the stockholders of the Company listed therein, in each case, thereby joining as a party to each such agreement and a “Holder” for all purposes under each such Agreement. In addition, you acknowledge that shares of Common Stock that you acquire upon exercise of your Option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right.

7. MARKET STAND-OFF AGREEMENT. By exercising your Option, you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time (not to exceed one hundred eighty (180) days) (the “Lock-Up Period”) specified by the managing underwriter for the Company following the effective date of a registration statement of the Company filed under the Securities Act pertaining to the Company’s initial public offering; provided, however, that nothing contained in this Section 7 shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter for the Company and as are consistent with the foregoing or as are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of the Lock-Up Period. The managing underwriter for the Company is an intended third-party beneficiary of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though it were a party hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders of capital stock of the Company subject to such agreements, based on the number of shares subject to such agreements.

8. NOTICES. Any notices to be delivered pursuant to this Stock Option Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

9. SEVERABILITY. If one or more provisions of this Plan are held to be unenforceable under applicable law, such provision shall be excluded from this Plan and the balance of the Plan shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10. BINDING AND ENTIRE AGREEMENT. The terms and conditions of this Stock Option Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Stock Option Agreement, together with the Plan and any attachments hereto or thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

11. COUNTERPARTS. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

COMPANY:

JANUX THERAPEUTICS, INC.

By:
Name:
Title:

PARTICIPANT:

By:
Name:

ATTACHMENT 1

JANUX THERAPEUTICS, INC. 2017 EQUITY INCENTIVE PLAN

ATTACHMENT 2

NOTICE OF EXERCISE

Janux Therapeutics, Inc.

11099 North Torrey Pines Road, Suite 290

La Jolla, California 92037

Attention: Chief Financial Officer

Date of Exercise: _______________

Ladies and Gentlemen:

This letter is intended to inform you of my election pursuant to that certain Stock Option Agreement between me and Janux Therapeutics, Inc. (the “Company”) to purchase pursuant to my Option (as defined in the Stock Option Agreement) that number of shares of the Company’s Common Stock indicated below:

Type of option (check one):		Incentive	☐	Nonstatutory	☐
Number of shares as to which Option is exercised:
Total exercise price:	$	______________
Cash payment delivered herewith:	$	______________

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling the Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, bylaws and/or applicable securities laws.

Very truly yours,

By:
Name:

JANUX THERAPEUTICS, INC.

EARLY EXERCISE STOCK PURCHASE AGREEMENT

UNDER THE 2017 EQUITY INCENTIVE PLAN

This Agreement is made by and between Janux Therapeutics, Inc., a Delaware corporation (the “Company”), and the individual designated on the signature page hereto as a Purchaser (“Purchaser”).

Recitals:

A. Purchaser holds a stock option, granted on ________________, to purchase _______________ shares of common stock (“Common Stock”) of the Company (the “Option”) pursuant to the Company’s 2017 Equity Incentive Plan (as amended and/or restated, the “Plan”).

B. The Option consists of a Stock Option Grant Notice and a Stock Option Agreement.

C. Purchaser desires to exercise the Option on the terms and conditions contained herein.

D. Purchaser wishes to take advantage of the early exercise provision of Purchaser’s Option and therefore to enter into this Agreement.

The parties agree as follows:

1. Incorporation of Plan and Option by Reference. This Agreement is subject to all of the terms and conditions as set forth in the Plan and the Option. If there is a conflict between the terms of this Agreement and/or the Option and the terms of the Plan, the terms of the Plan will control. If there is a conflict between the terms of this Agreement and the terms of the Option, the terms of the Option will control. Defined terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan. Defined terms not explicitly defined in this Agreement or the Plan but defined in the Option will have the same definitions as in the Option.

2. Purchase and Sale of Common Stock.

(a) Agreement to purchase and sell Common Stock. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, shares of the Common Stock of the Company in accordance with the Notice of Exercise duly executed by Purchaser and attached hereto as Exhibit A.

(b) Closing. The closing hereunder, including payment for and delivery of the Common Stock, will occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree; provided, however, that if stockholder approval of the Plan is required before the Option may be exercised, then the Option may not be exercised, and the closing will be delayed, until such stockholder approval is obtained. If such stockholder approval is not obtained within the time limit specified in the Plan, then this Agreement is null and void.

3. Unvested Share Repurchase Option.

(a) Repurchase Option. In the event Purchaser’s Continuous Service terminates, then the Company has an irrevocable option (the “Repurchase Option”) for a period of six months after said termination (or in the case of shares issued upon exercise of the Option after such date of termination, within six months after the date of the exercise), or such longer period as may be agreed to by the Company and Purchaser (the “Repurchase Period”), to repurchase from Purchaser or Purchaser’s personal representative, as the case may be, those shares that Purchaser received pursuant to the exercise of the Option that have not as yet vested as of such termination date in accordance with the Vesting Schedule indicated on Purchaser’s Stock Option Grant Notice (the “Unvested Shares”).

(b) Share Repurchase Price. The Company may repurchase all or any of the Unvested Shares at the lower of (i) the Fair Market Value of the such shares (as determined under the Plan) on the date of repurchase, or (ii) the price equal to Purchaser’s Exercise Price for such shares as indicated on Purchaser’s Stock Option Grant Notice.

4. Exercise of Repurchase Option. The Repurchase Option will be exercised by written notice signed by such person as designated by the Company, and delivered or mailed as provided herein. Such notice will identify the number of shares of Common Stock to be purchased and will notify Purchaser of the time, place and date for settlement of such purchase, which will be scheduled by the Company within the term of the Repurchase Option set forth above. In addition, the Company will be deemed to have exercised the Repurchase Option as of the last day of the Repurchase Period, unless an officer of the Company notifies the holder of the Unvested Shares during the Repurchase Period in writing (delivered or mailed as provided herein) that the Company expressly declines to exercise its Repurchase Option for some or all of the Unvested Shares. The Company will be entitled to pay for any shares of Common Stock purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any Promissory Note given in payment for the Common Stock), or by a combination of both. Upon exercise of the Repurchase Option and payment of the purchase price in any of the ways described above, the Company will become the legal and beneficial owner of the Common Stock being repurchased and all rights and interest therein or related thereto, and the Company will have the right to transfer to its own name the Common Stock being repurchased by the Company, without further action by Purchaser.

5. Capitalization Adjustments to Common Stock. In the event of a Capitalization Adjustment, then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of Common Stock will be immediately subject to the Repurchase Option and be included in the word “Common Stock” for all purposes of the Repurchase Option with the same force and effect as the shares of the Common Stock presently subject to the Repurchase Option, but only to the extent the Common Stock is, at the time, covered by such Repurchase Option. While the total Option Price will remain the same after each such event, the Option Price per share of Common Stock upon exercise of the Repurchase Option will be appropriately adjusted.

6. Corporate Transactions. In the event of a Corporate Transaction, then the Repurchase Option may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Corporate Transaction. To the extent the Repurchase Option remains in effect following such Corporate Transaction, it will apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Corporate Transaction, but only to the extent the Common Stock was at the time covered by such right. Appropriate adjustments will be made to the price per share payable upon exercise of the Repurchase Option to reflect the Corporate Transaction upon the Company’s capital structure; provided, however, that the aggregate price payable upon exercise of the Repurchase Option remains the same.

7. Escrow of Unvested Common Stock. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser’s Common Stock upon exercise of the Repurchase Option herein provided for, Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, three stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Common

2.

Stock subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit C, attached hereto and incorporated by this reference, which instructions also will be delivered to the Escrow Agent at the closing hereunder.

8. Rights of Purchaser. Subject to the provisions of the Option, Purchaser will exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow. Purchaser will be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Repurchase Option.

9. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser will not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock while the Common Stock is subject to the Repurchase Option. After any Common Stock has been released from the Repurchase Option, Purchaser will not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws. Furthermore, the Common Stock is subject to any right of first refusal in favor of the Company or its assignees or other transfer restrictions that may be contained in the Company’s Bylaws.

10. Restrictive Legends. All certificates representing the Common Stock will have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY AND IN AN AGREEMENT WITH THE COMPANY.”

(d) “THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO THE EXERCISE OF [AN INCENTIVE STOCK OPTION/ A NONSTATUTORY STOCK OPTION].”

(e) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

3.

(f) Any legend required by appropriate blue sky officials.

11. Investment Representations. In connection with the purchase of the Common Stock, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock. Purchaser is acquiring the Common Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Purchaser understands that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Common Stock. Purchaser understands that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by Purchaser 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in Purchaser’s Stock Option Agreement.

(e) In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of purchase, then the Common Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company, and (ii) the resale occurring following the required holding period under Rule 144 after Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(f) Purchaser further understands that at the time Purchaser wishes to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

(g) Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Common Stock by virtue of the business or financial expertise of Purchaser or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

4.

Purchaser further warrants and represents that Purchaser’s purchase the Common Stock was not accomplished by the publication of any advertisement.

12. Section 83(b) Election. Purchaser understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount paid for the Common Stock and the fair market value of the Common Stock as of the date any restrictions on the Common Stock lapse. In this context, “restriction” includes the right of the Company to buy back the Common Stock pursuant to the Repurchase Option set forth above. Purchaser understands that Purchaser may elect to be taxed at the time the Common Stock is purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days of the date of purchase, a copy of which is included as Exhibit D. Even if the fair market value of the Common Stock at the time of the execution of this Agreement equals the amount paid for the Common Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that Purchaser must file an additional copy of such 83(b) Election with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Common Stock hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Common Stock.

13. Refusal to Transfer. The Company is not required (a) to transfer on its books any shares of Common Stock of the Company which have been transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been so transferred.

14. No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement affects in any manner whatsoever the right or power of the Company or its Affiliates to terminate Purchaser’s employment for any reason at any time, with or without cause and with or without notice.

15. Miscellaneous.

(a) Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by 10 days advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns. The Company may assign the Repurchase Option hereunder at any time or from time to time, in whole or in part.

5.

(c) Attorneys’ Fees; Specific Performance. Purchaser will reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment for the shares repurchased, pursuant to the terms of this Agreement, will be entitled to receive the Common Stock, in specie, in order to have such Common Stock available for future issuance without dilution of the holdings of other stockholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Common Stock and that the Company will, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Common Stock.

(d) Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement will be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f) Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Purchaser in any capacity. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(g) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally left blank]

6.

The parties hereto have executed this Agreement as of _______________.

COMPANY:

JANUX THERAPEUTICS, INC.

By:
Name:
Title:

Email:

PURCHASER:

(Signature)

Name (Please Print)

Email

ATTACHMENTS:

Exhibit A	Notice of Exercise
Exhibit B	Assignment Separate from Certificate
Exhibit C	Joint Escrow Instructions
Exhibit D	Form of 83(b) Election

[Signature Page to Early Exercise Stock Purchase Agreement]

EXHIBIT A

NOTICE OF EXERCISE

JANUX THERAPEUTICS, INC.

NOTICE OF EXERCISE

This constitutes notice to Janux Therapeutics, Inc. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below. Use of certain payment methods is subject to Company and/or Board consent and certain additional requirements set forth in the Option Agreement and the Plan. If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields below are blank, the blank fields shall be deemed to come from the electronic capitalization system and is considered part of this Notice of Exercise.

Option Information
Type of option (check one):	Incentive ☐ Nonstatutory ☐

Stock option dated:

Number of Shares as to which option is exercised:

Certificates to be issued in name of:[1]

Exercise Information

Date of Exercise:

Total exercise price:

Cash:[2]

Regulation T Program (cashless exercise):[3]

Value of _________ Shares delivered with this notice:[4]

Value of _________ Shares pursuant to net exercise:[5]

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2017 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two years after the date of grant of this option or within one year after such Shares are issued upon exercise of this option. I further agree that this Notice of Exercise may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

I hereby make the following certifications and representations with respect to the number of Shares listed above, which are being acquired by me for my own account upon exercise of the option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge and agree that, except for such information as required to be delivered to me by the Company pursuant to the option or the Plan (if any), I will have no right to receive any information from the Company by virtue of the grant of the option or the purchase of shares of Common Stock through exercise of the option,

[1]	If left blank, will be issued in the name of the option holder.
[2]	Cash may be in the form of cash, check, bank draft, electronic funds transfer or money order payment.
[3]	Subject to Company and/or Board consent and must meet the public trading and other requirements set forth in the Option Agreement.
[4]

Subject to Company and/or Board consent and must meet the public trading and other requirements set forth in the Option Agreement. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

[5]	Subject to Company and/or Board consent and must be a Nonstatutory Option.

ownership of such shares of Common Stock, or as a result of my being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, I hereby waive all inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company or the Company’s capital stock (the “Inspection Rights”). I hereby covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

I further acknowledge that I will not be able to resell the Shares for at least 90 days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option will have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company will request to facilitate compliance with applicable FINRA rules) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period. I further agree that the obligations contained in this paragraph shall also, if so determined by the Company’s Board of Directors, apply in the Company’s initial listing of its Common Stock on a national securities exchange by means of a registration statement on Form S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale (a “Direct Listing”), provided that all holders of at least 5% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding Preferred Stock of the Company) are subject to substantially similar obligations with respect to such Direct Listing.

Very truly yours,

(Signature)

Name (Please Print)

Address of Record:

Email:

2.

EXHIBIT B

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received, the undersigned hereby sells, assigns and transfers unto Janux Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to the Repurchase Option under that certain Early Exercise Stock Purchase Agreement, dated [______________], by and between the undersigned and the Company (the “Agreement”) __________________ shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No[s] ________________ and does hereby irrevocably constitute and appoint both the Company’s Secretary and the Company’s attorney, or either of them, to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Repurchase Option under the Agreement.

Dated: __________________________
(leave blank)

(Signature)

Name (Please Print)

Instruction: Please do not fill in any blanks other than the signature line. Do not fill in the date line. The purpose of this Assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

EXHIBIT C

JOINT ESCROW INSTRUCTIONS

JOINT ESCROW INSTRUCTIONS

________, 20__

Secretary

Janux Therapeutics, Inc.

11099 Torrey Pines Road

La Jolla, California 92037

Ladies and Gentlemen:

As Escrow Agent for both Janux Therapeutics, Inc., a Delaware corporation (“Company”) and the purchaser listed on the signature page hereto (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Early Exercise Stock Purchase Agreement dated as of _______________ (“Agreement”), to which a copy of these Joint Escrow Instructions is attached as an Exhibit, in accordance with the following instructions:

1. In the event Company or an assignee elects to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be acquired and the time for a closing thereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser will exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. This escrow terminates and the shares of stock held hereunder are released in full upon the exercise or expiration in full of the Repurchase Option, whichever occurs first.

5. If at the time of termination of this escrow under Section 4 herein you should have in your possession any documents, securities, or other property belonging to Purchaser, you will deliver all of the same to Purchaser and will be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you will deliver all such property to the pledgeholder or other person designated by the Company.

6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You are obligated only for the performance of such duties as are specifically set forth herein and may rely and are protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You are not personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys is conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you are not liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You are not liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver these Joint Escrow Instructions documents or papers deposited or called for hereunder.

10. You are not liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder terminate if you cease to be Secretary of the Company or if you resign by written notice to the Company. In the event of any such termination, the Secretary of the Company will automatically become the successor Escrow Agent unless the Company appoints another successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as Purchaser’s attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto will join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute has been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.

14. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party hereto at such party’s address set forth below, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

Company:	Janux Therapeutics, Inc.

11099 Torrey Pines Road
La Jolla, California 92037 Attn: Chief Executive Officer

2.

Purchaser:

Escrow Agent:	Janux Therapeutics, Inc.
11099 Torrey Pines Road
La Jolla, California 92037 Attn: Secretary

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. You are entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company is responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17. This instrument is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” and “your” herein refer to the original Escrow Agents and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

[Remainder of page intentionally left blank]

3.

18. These Joint Escrow Instructions are governed by and interpreted and determined in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state. The parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in the county in which the Company has its principal offices for any lawsuit arising from or related to this Agreement.

Very truly yours,

COMPANY:

Janux Therapeutics, Inc.

By:
Name:
Title:

PURCHASER:

(Signature)

Name (Please Print)

Escrow Agent:

Jay Lichter, Secretary

[Signature Page to Joint Escrow Instructions]

EXHIBIT D

83(b) ELECTION

[This Form is designed for Individual purchasers. Corporate or Trust purchasers should contact their Tax Professional to review before submitting.]

Instructions for Filing Section 83(b) Election

Attached is a form of election under Section 83(b) of the Internal Revenue Code and an accompanying IRS cover letter. Please fill in your [social security number][taxpayer identification number] and sign the election and cover letter, then proceed as follows:

(a)	Make three copies of the completed election form and one copy of the IRS cover letter.

(b)

Send the original signed election form and cover letter, the copy of the cover letter, and a self-addressed stamped return envelope to the Internal Revenue Service Center where you would otherwise file your tax return[6]. Even if an address for an Internal Revenue Service Center is already included in the forms below, it is your obligation to verify such address. This can be done by searching for the term “where to file” on www.irs.gov or by calling 1 (800) 829-1040.

Sending the election via certified mail, requesting a return receipt, with the certified mail number written on the cover letter is also recommended.

(c)	Deliver one copy of the completed election form to the Company.

(d)

Applicable state law may require that you attach a copy of the completed election form to your state personal income tax return(s) when you file it for the year (assuming you file a state personal income tax return).[7]

Please consult your personal tax advisor(s) to determine whether or not a copy of this Section 83(b) election should be filed with your state personal income tax return(s).

(e)	Retain one copy of the completed election form for your personal permanent records.

Note: An additional copy of the completed election form must be delivered to the transferee (recipient) of the property if the service provider and the transferee are not the same person.

Please note that the election must be filed with the IRS within 30 days of the date of your restricted stock grant. Failure to file within that time will render the election void and you may recognize ordinary

[6]

Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files his or her tax return. As of October 2016, if you live in a foreign country or are a dual status alien (foreigners that will have lived both in their home country and the United States during the year in which they make the election) you should send the 83(b) election to Austin, TX 73301-0215. You can verify this is still the correct address at: http://www.irs.gov/uac/Where-to-File-Addresses-for--Taxpayers-and--Tax-Professionals-Filing-Form-1040 .

[7]

Note: Pursuant to Treasury Regulations finalized in July 2016 (Treas. Reg. § 1.83-2(c); T.D. 9779), taxpayers are no longer required to submit a copy of a Code Sec. 83(b) election with their federal personal income tax returns for the year in which the property subject to the election was transferred. However, you are strongly encouraged to retain a copy of the completed election form and the IRS filed-stamped copy of your cover letter along with a copy of the federal personal income tax return for the year in which the property subject to the election was transferred for your personal permanent records in case you ever need to demonstrate proper and timely filing (a common requirement imposed by acquirers in M&A transactions).

taxable income as your vesting restrictions lapse. The Company and its counsel cannot assume responsibility for failure to file the election in a timely manner under any circumstances.

SECTION 83(b) ELECTION

____________, 20_

Department of the Treasury

Internal Revenue Service

FRESNO, CA 93888-0002

Re:	Election Under Section 83(b)

Ladies and Gentlemen:

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares. The following information is supplied in accordance with Treasury Regulation § 1.83-2:

1.	The name, [social security number][taxpayer identification number], address of the undersigned, and the taxable year for which this election is being made are:

Name: ____________

[Social Security Number][Tax Identification Number]: ____________ 8

Address: ____________

               ____________

Taxable year: Calendar year 20_.9

2.	The property that is the subject of this election: [#] shares of common stock of [Company], a [State] corporation (the “Company”).

3. The property was transferred on: [•], 20_.

4.

The property is subject to the following restrictions: Some or all of the shares are subject to forfeiture or repurchase at less than their fair market value if the undersigned does not continue to provide services for the Company for a designated period of time. The risk of forfeiture or repurchase lapses over a specified vesting period.

5.

The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation § 1.83-3(h)): $[•] per share x [#] shares = $[•].

6.	For the property transferred, the undersigned paid: $[•] per share x [#] shares = $[•].

7.	The amount to include in gross income is: $[•].[10]

[8]

Note: If you do not have a taxpayer ID number (TIN), put “None –non-US taxpayer” and include in the cover letter to the IRS a statement explaining that the Section 83(b) election is being filed because the individual may become a US taxpayer before the stock vests. If the individual is applying for a TIN, instead include “applied for” and enclose a copy of the W-7 application. Note that there may be important factors to consider before applying for a TIN, including immigration status, etc.

[9]	Note: If an entity is the service provider, instead use “Fiscal year ending ___.”
[10]	Note: This should equal the amount in Item 5 minus the amount in Item 6, and in many cases will be $0.00.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed and the transferee of the property. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Very truly yours,

[Name]

RETURN SERVICE REQUESTED

Department of the Treasury

Internal Revenue Service

Fresno, CA 93888-0002

Re:	Election Under Section 83(b) of the Internal Revenue Code

Dear Sir or Madam:

Enclosed please find an executed form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, filed with respect to an interest in Janux Therapeutics, Inc.

[Please note, the undersigned does not currently have a Tax Identification Number because the undersigned is not a U.S. taxpayer, but may become a U.S. resident before the stock vests. ]

Also enclosed is a copy of this letter and a stamped, self-addressed envelope. Please acknowledge receipt of these materials by marking the copy when received and returning it to the undersigned.

Thank you very much for your assistance.

Very truly yours,

[Name]

Enclosures